UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2019

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐               Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Curtis Probst as a Director

On April 9, 2019, Curtis Probst notified the board of directors (the “Board”) of Willdan Group, Inc., a Delaware corporation (“Willdan”), of his intention to resign from the Board, effective April 10, 2019. Prior to his resignation, Mr. Probst served as a member of the Audit Committee and Strategy, Mergers and Acquisitions Committee. Mr. Probst’s resignation was not the result of any disagreement with Willdan or management regarding operations, policies or practices.

Appointment of Robert Conway as a Director

On April 9, 2019, the Board, pursuant to Section 4.10 of Willdan’s Amended and Restated Bylaws, appointed Robert Conway to the Board, effective April 10, 2019, to fill the vacancy created by Mr. Probst’s resignation and to serve until his respective successor has been duly elected and qualified or until his earlier resignation or removal. The Board has determined that Mr. Conway is an independent director under the listing standards of the Nasdaq Global Market. Mr. Conway was appointed to serve as a member of the Audit Committee and the Strategy, Mergers and Acquisitions Committee.

Mr. Conway, 64, began his career as an auditor at KPMG LLP (“KPMG”) in 1978 and served as an Audit Partner at KPMG from 1987 to 2005. Mr. Conway retired from KPMG in 2005 to join the Public Company Accounting Oversight Board (“PCAOB”) as an Associate Director.  In 2007, Mr. Conway was promoted to Regional Associate Director with leadership responsibilities for the PCAOB’s offices in Irvine and Los Angeles. Throughout his nine-year tenure at the PCAOB, Mr. Conway led inspections of audits.  During 2014 and 2015, Mr. Conway worked as an independent consultant on complex technical accounting matters, wrote various papers on audit quality, and lectured at the Merage School of Business at the University of California, Irvine. In 2015, Mr. Conway became the Professional Practice Director at CNM LLP, a technical accounting advisory firm, where he assisted public company clients with the application of generally accepted accounting principles and compliance with the Sarbanes-Oxley requirements applicable to internal controls over financial reporting. Mr. Conway has an active CPA license and is a member of the American Institute of Certified Public Accountants. Mr. Conway received a B.S. in Engineering in 1976 from Stanford University and an M.B.A. in 1978 from the Tuck School of Business at Dartmouth College.

Mr. Conway will receive compensation for his services as a director in accordance with Willdan’s standard compensation program for non-management directors, which provides for an annual retainer of $24,000, paid in cash, and certain other fees for service on committees and attendance at Board and committee meetings, each as further described in Willdan’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2018. In addition to the compensation that Mr. Conway will receive for his service as member of the Board, Willdan intends to enter into its standard form of indemnification agreement with Mr. Conway. A form of the indemnification agreement was previously filed by Willdan as Exhibit 10.1 to the Current Report on Form 8-K, as originally filed with the SEC on June 13, 2016.

There is no arrangement or understanding between Mr. Conway and any other person pursuant to which Mr. Conway was selected as a member of the Board. In addition, there are no transactions in which Mr. Conway has an interest, that are required to be disclosed under Item 404(a) of SEC Regulation S-K.

Item 7.01                                           Regulation FD Disclosure.

On April 15, 2019, Willdan issued a press release announcing the resignation of Mr. Probst from the Board and the appointment of Mr. Conway to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety. The information in this Item 7.01 and the attached Exhibit 99.1 to this Current Report on Form 8-K is being furnished (not filed) pursuant to Regulation FD.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Document

99.1	Press Release of Willdan Group, Inc., dated April 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: April 15, 2019	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer